Exhibit 99.1

Unless otherwise stated, references to “we,” “us,” and “our” refer to Ramaco Resources, Inc. and its subsidiaries on a consolidated basis.

Ramaco Resources, Inc.

Business Update

We are a Delaware corporation formed in October 2016. Our Class A common stock and Class B common stock (collectively, our “common stock”) are listed on the Nasdaq Global Select Market under the symbols “METC” and “METCB,” respectively. We are an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth elements and critical minerals in Wyoming, and we have begun the transition into what we believe will be the nation’s first dual platform critical minerals company focused on both metallurgical coal and rare earth elements and critical minerals. Our executive offices are located in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming.

We have four active metallurgical coal mining complexes in Central Appalachia and one development rare earth element and coal mine near Sheridan, Wyoming in the initial stages of production. In 2023, we announced that a major deposit of primary magnetic rare earth elements and critical minerals was discovered at our mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research facility and is developing both a rare earth element and critical mineral pilot processing facility expected to be followed with a full-scale commercial oxide processing facility.

Our Central Appalachian complexes include 66 million reserve tons of high-quality metallurgical coal and another 1,352 million measured and indicated resource tons of high-quality metallurgical coal. In addition, in the September 2025 Technical Report Summary of Weir International, Inc. (“Weir”), the Company’s Brook Mine was estimated to have an in-situ thermal coal resource of 170 million tons. Weir notes that the current estimate of the Brook Mine Resource Area in-place Critical Mineral Oxide tonnage is 1,392 thousand tons, with a grade that averages 498 ppm (ash-basis).

Our metallurgical coal development portfolio includes the following properties: Elk Creek, Berwind, Knox Creek, and Maben. We believe each of these properties possesses geologic and logistical advantages that make our coal among the lowest delivered-cost U.S. metallurgical coal to our domestic target customer base. We sell this coal to North American blast furnace steel mills and coke plants, as well as international metallurgical coal consumers.

In June 2025, we initiated development of our rare earth element and critical mineral operations at the Brook Mine near Sheridan, Wyoming. That mine has initially begun to produce representative ore material for short-term pilot-scale testing of the feedstock with the goal of ultimately establishing its rare earth element mineral reserves and resources for processing at a full-scale commercial processing facility into rare earth element and critical mineral oxides.

Metallurgical Coal Strategy and Operating Priorities

We seek to increase stockholder value through sustained earnings growth, and cash flow generation by developing and operating our metallurgical coal properties and our rare earth elements and critical minerals property. We have 66 million reserve tons of high-quality metallurgical coal in West Virginia and Virginia with attractive quality characteristics across high-volatility and low-volatility segments and 1,352 million measured and indicated resource tons of high-quality metallurgical coal. This geologically advantaged resource and reserve base allows for flexible capital spending in challenging market conditions.

With respect to our metallurgical coal portfolio, we plan to complete development of our existing properties and increase annual production over the next few years to as much as seven million clean tons of metallurgical coal, subject to market conditions, permitting, and additional capital deployment. We may also acquire additional reserves or infrastructure that contribute to our focus on advantaged geology and lower costs.

Operationally, we are committed to being a low-cost U.S. producer of metallurgical coal. Our reserve base presents advantaged geologic characteristics such as relatively thick coal seams at the deep mines, a low effective mining ratio at the surface mines, and desirable metallurgical coal quality. These characteristics contribute to a production profile that has a cash cost of production that is significantly below most U.S. metallurgical coal producers.

Financially, we are also committed to maintaining a conservative capital structure and prudently managing the business for the long term, with a reasonable amount of debt that will afford us the financial flexibility to execute our business strategies on an ongoing basis. The Company was in a net cash position as of September 30, 2025.

Depending on market conditions, we may purchase coal from other independent producers. Purchased coal is complementary from a blending standpoint with our produced coals or it may also be sold as an independent product.

We remain focused on excellence in safety and environmental stewardship and are committed to complying with both regulatory requirements, as well as our own high standards for environmental responsibility and employee health and safety. We believe that business excellence is achieved through the pursuit of safe and responsible work practices.

Rare Earth Elements, Critical Minerals, and Advanced Carbon Initiatives

Our ongoing business development efforts are focused on the timely and prudent advancement of our rare earth elements and critical minerals operations, the establishment of associated processing facilities and the production of rare earth element minerals and coal-to-carbon based products and oxide materials.

We plan to target the processing and oxide production of a number of rare earth elements and critical minerals which include heavy magnetic rare earth elements like terbium and dysprosium and critical minerals like gallium, scandium, and germanium. All of these have been banned for export to the United States from China. These initiatives provide substantial growth opportunities in future periods.

In 2023, we announced the discovery of a major deposit of primary magnetic rare earth elements and critical minerals at our mine, the Brook Mine near Sheridan, Wyoming. The Brook Mine rare earth elements and critical minerals site has what we believe to be the largest unconventional deposit of rare earth elements and critical minerals discovered to date in the United States, as well as the first new rare earth elements mine in the United States in 70 years. We had a ribbon cutting at the Brook Mine in July 2025 celebrating the initial full scale mine production, and the overall development of this mine and oxide processing project is proceeding.

Since the July groundbreaking of the Brook Mine, we have rapidly moved to build on this momentum to transition into what we believe will be the nation’s first dual platform critical minerals company focused on both metallurgical coal and rare earth elements and critical minerals. We recently announced plans to upsize the level of the Brook Mine production to a base level of approximately five million tons of coal per year, from the previous two million tons per year, subject to obtaining relevant permits. This is expected to provide increased feedstock supply for ultimately greater annual oxide production levels of more than 3,400 tons per year, up from the previous level of approximately 1,240 tons per year. Contiguous to the Wyoming mine, we operate a carbon research and pilot facility called the iCAM Research Center which is related to the production of high value advanced carbon products and materials from coal. In connection with these activities, we hold a body of roughly 76 intellectual property patents and pending applications, exclusive licensing agreements and various trademarks.

To support the expansion of our rare earth elements and critical minerals operations, we plan to actively engage with federal and state officials to expand the existing approved Brook Mine permit covering roughly 4,500 acres to include our entire nearly 16,000 acres of control. Our commercial oxide processing facility will be similarly designed to increase its processing capacity and accommodate higher levels of oxide production.

Before advancing to a full-scale commercial plant, we will test various processes at a pilot facility being built at the Brook Mine site near our iCAM Research Center outside Sheridan. The pilot plant is expected to begin initial operation in mid-2026. We received a $6.1 million matching grant from the Wyoming Energy Authority’s Energy Matching Fund to be applied toward development of the pilot facility.

Based on pilot testing results, we expect to proceed to engineering and designing the full commercial oxide plant, with a construction period to be validated and updated upon the completion of the Pre-feasibility Study to be followed by a subsequent two-year shakedown period for the plant to be optimized to reach full steady-state capacity.

We will also continue advancing geological work to refine our understanding of the deposit, with targeted infill drilling to tighten spacing, enhance grade control, and improve resource classification. We are also engaged in expansion drilling outside the existing permit boundary and into deeper formations.

On September 18, 2025, we received a new geological Technical Report Summary from Weir, updated from the March 2025 study. As a result, management has undertaken a revised mine plan designed around a higher cutoff concentration grade for the Brook Mine deposit. The Brook Mine represents a geologically unique rare earth elements deposit located along the northwestern margin of the Powder River Basin. Stratigraphy in the area is steeply dipping and intersected by multiple fault and fracture systems, which likely facilitated secondary mobilization and concentration of rare earth elements via fluid flow, enriching favorable coal and associated carbonaceous materials. Given these factors, similar rare earth element grades are not expected to be repeatable elsewhere within the Powder River Basin.

While current drilling and core sampling have focused within our initial 4,500-acre permitted area, we control and own all coal and other minerals on an additional roughly 11,500 acres of contiguous land. Historic lithologic and wireline logs suggest these areas share similar geologic characteristics. Multiple high-grade assay results near the existing permit boundary reinforce the expectation that rare earth elements mineralization extends beyond the current permitted area.

To support our transition and growth plans, in early August 2025 we raised approximately $200 million from an offering of our Class A common stock (before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company). We believe this capital raise has positioned us to more effectively implement our evolution into a dual platform critical minerals company.

The timeline to production and expanded production for our rare earth elements and critical minerals initiatives is subject to obtaining all required federal, state, and local permits and licenses and complying with applicable regulatory requirements, as the project is designed and developed without encountering unforeseen delays. Critical mineral oxide production, including mill throughput and feed grades, is subject to further technical validation, including additional infill and step-out drilling, geological modeling, mine planning, and metallurgical testing. We intend to pursue these activities in parallel with our ongoing development plans to support the timely and prudent advancement of the Brook Mine and associated processing facilities.

Recent Developments

Dividends

At the July 2025 Board meeting, the decision was made to suspend the Class A stock dividend. On August 22, 2025, the Board of Directors declared a quarterly Class B common stock dividend of $0.1918 per share on the Company’s Class B common stock. The third quarter dividend was paid on September 19, 2025, to shareholders of record on September 5, 2025 pursuant to which each holder of our Class B common stock received 0.011988 shares of Class B common stock for each share held.

Credit Agreement

On November 4, 2025, we entered into a fifth amendment to the Second Amended and Restated Credit and Security Agreement dated February 15, 2023, by and among the Company, as borrower, KeyBank National Association (“KeyBank”) and multiple lending parties thereto (the “Credit Agreement”). This fifth amendment to the Credit Agreement modifies the definitions section and certain covenants to permit the offering of the notes under the Credit Agreement, including by creating new definitions allowing permitted convertible indebtedness in an aggregate principal amount not to exceed $1,000,000,000 and to facilitate the capped call transactions described in the preliminary prospectus supplement, dated November 4, 2025, relating to a proposed offering of convertible notes under the Company’s Registration Statement on Form S-3 (File No. 333-289251), filed with the SEC on August 5, 2025.

3